                                                                    EXHIBIT 10.3

                         SECOND AMENDMENT AND JOINDER

                          Dated as of August 31, 2001

                                      to

PURCHASE AGREEMENT dated May 18, 2001 between RESIDENCE INN III LLC, as Seller, and APPLE HOSPITALITY TWO INC., as Purchaser,


                               Entered into by:

                            RESIDENCE INN III LLC,
                                 as "Company,"


                          APPLE HOSPITALITY TWO INC.,
                                as "Apple," and


                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP
                         as "Controlling Partnership,"

                               and Joined in by

                         CRESTLINE CAPITAL CORPORATION
                                as "Crestline,"

                                 CC USAGP LLC
                             as "General Partner,"

                       CCMH DESERT SPRINGS CORPORATION,
                           as "Desert Springs," and

                                 CCRI USA LLC
                                   as "CCRI"

                         SECOND AMENDMENT AND JOINDER


     THIS SECOND AMENDMENT AND JOINDER (this "Agreement") is executed as of the 31st day of August, 2001 (the "Amendment Date") by RESIDENCE INN III LLC, a Delaware limited liability company (the "Company"), MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP, a Delaware limited partnership (the "Controlling Partnership"), CCRI USA LLC, a Delaware limited liability company ("CCRI"), the holder of a 94% limited partnership interest in the Controlling Partnership, CCMH DESERT SPRINGS CORPORATION, a Delaware corporation ("Desert Springs"), the holder of a 1% limited partnership interest in the Controlling Partnership, CC USAGP LLC, a Delaware limited liability company (the "General Partner"), the holder of a 5% general partnership interest (the sole general partnership interest) in the Controlling Partnership, CRESTLINE CAPITAL CORPORATION, a Maryland corporation ("Crestline" and together with the General Partner, CCRI and Desert Springs, individually, a "Selling Entity" and collectively, the "Selling Entities"), the holder of 100% of the shares of the Independent Member (as hereinafter defined) and APPLE HOSPITALITY TWO INC., a Virginia corporation ("Apple"), on behalf of itself and affiliates of Apple that will be designated to purchase the Controlling Interests (as hereinafter defined).

                                   ARTICLE I
                    Definitions; Original Agreement Amended
                    ---------------------------------------

     1.1   Definitions.  All terms defined in the Original Agreement (as defined
           -----------
below), as amended and affected by the First Amendment (as defined below), have the same meanings when used in this Agreement as are given them in the Original Agreement, as amended and affected by the First Amendment (except where this Agreement establishes a contrary definition). The term "Meriden Lease" shall be deemed amended to include the affects thereon of the letter agreement dated December 13, 1999 between the Meriden Landlord and the Controlling Partnership, a true and complete copy of which letter has been provided to Apple. In addition, the following terms used in this Agreement have the meanings given to them in the Sections or Articles of this Agreement listed below:


Agreement                    Introduction
Amendment Date               Introduction
Apple                        Introduction
Apple Indemnified Parties    Section 11.3
Assignment of Interests      Section 7.7
CCRI                         Introduction
CCRI Interests               Section 1.3
Claims                       Section 11.3

Crestline                    Introduction
Crestline Interests          Section 1.3
Closing                      Section 5.1
Closing Date                 Section 5.1
Company                      Introduction
Company LLC Agreement        Section 3.3(a)
Controlling Interests        Section 1.3
Controlling Partnership      Introduction
Desert Springs               Introduction
Desert Springs Interests     Section 1.3
Equity Interests             Section 1.2(b)
Extension Deposit            Section 2.3
First Amendment              Section 1.2(b)
GAAP                         Section 3.12
General Partner              Introduction
GP Interests                 Section 1.3
HPT                          Section 3.2(c)
HPT Letter                   Section 3.2(c)
IM Charter Documents         Section 3.3(b)
Independent Member           Section 1.3
Independent Member Shares    Section 1.3
Knowledge Individual         Section 3.14
Loan Documents               Section 3.2
LP Agreement                 Section 3.3(a)
Material Adverse Change      Section 3.12
Material Adverse Effect      Section 3.12
Minute Books                 Section 3.13
Organizational Documents     Section 3.2
Original Agreement           Section 1.2(a)
Other Loan Documents         Section 3.2
Purchase Price               Section 2.2
Selling Entities             Introduction
Selling Entity               Introduction

     1.2   Original Agreement; First Amendment.  (a) The Company, as seller, and
           -----------------------------------
Apple, as purchaser, are parties to that certain Purchase Agreement dated as of May 18, 2001 (the "Original Agreement") pursuant to which the Company agreed to sell to Apple, and Apple agreed to buy, subject to the terms and conditions set forth in the Original Agreement, ten (10) Residence Inn by Marriott hotel properties and other assets more fully described in the Original Agreement as the "Property."

           (b) The Original Agreement was amended by that certain Amendment and Joinder, dated as of July 30, 2001, by and among the Company, the Controlling Partnership and Apple (the "First Amendment"), pursuant to

                                       2
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which the Controlling Partnership agreed to sell to Apple, and Apple agreed to buy, subject to the terms and conditions set forth in the Original Agreement, as amended and affected by the First Amendment, all of the Controlling Partnership's equity member interests in the Company (the "Equity Interests").

   1.3   Purchase of Controlling Interests in Lieu of Equity Interests.  The
         -------------------------------------------------------------
Lender, as a condition to its consent to the transactions contemplated by the Original Agreement, as amended and affected by the First Amendment, has required that, instead of purchasing the Equity Interests, Apple (or affiliates thereof) purchase (i) the entire general partnership interest in the Controlling Partnership owned by the General Partner (the "GP Interests"), (ii) all of the limited partnership interests in the Controlling Partnership owned by CCRI (the "CCRI Interests"), (iii) all of the limited partnership interests in the Controlling Partnership owned by Desert Springs (the "Desert Springs Interests") and (iv) one hundred percent (100%) of the shares of stock (the "Independent Member Shares") in Crestline Res III Corporation (the "Independent Member"), which is the non-equity independent member of the Company. The GP Interests, the CCRI Interests, the Desert Springs Interests and the Independent Member Shares are sometimes hereinafter referred to as the "Controlling Interests").

   1.4   Amendment and Joinder.  The General Partner, CCRI, Desert Springs and
         ---------------------
Crestline hereby join in the Original Agreement, as amended and affected by the First Amendment, for the purposes stated herein, and the parties hereto hereby further amend the Original Agreement, as amended and affected by the First Amendment, in the manner described below. Except as amended hereby or as otherwise specified herein, the Original Agreement, as amended and affected by the First Amendment, remains in full force and effect.

                                  ARTICLE II
             Purchase of the Controlling Interests; Purchase Price
             -----------------------------------------------------

   2.1   Purchase of Interests.  In lieu of Apple's purchase of the Equity
         ---------------------
Interests from the Controlling Partnership, Apple agrees to purchase and assume (or cause affiliates of Apple to purchase and assume) from each of the Selling Entities, and the Selling Entities agree to sell and convey to Apple (or its designated affiliates), in lieu of the sale of the Inns as contemplated by the Original Agreement, or of the Equity Interests in the Company, as contemplated by the First Amendment, all of the Controlling Interests.

   2.2   Purchase Price. The purchase price for the Controlling Interests (the
         --------------
"Purchase Price") shall be the amount by which (a) ONE HUNDRED NINETEEN MILLION DOLLARS ($119,000,000.00) (as adjusted pursuant to Article 13 below) exceeds (b) the principal balance on the Closing Date of the Existing Debt. The Purchase Price (as increased or decreased by the net amount of the adjustments described in Article 13 and less the amount of the credit referred to in Section
2.3 of the Original Agreement) is based on an agreed allocation of the values ascribed to the individual Inns (assuming the absence of debt) as more fully reflected on Exhibit D attached hereto. Payment of the Purchase Price shall be
             ---------
made in cash on the Closing Date by wire transfer of immediately available funds to the Escrow Agent, for allocation among the Selling Entities in such proportions as the Selling Entities may agree at Closing.

   2.3   Additional Deposit.  Within one (1) business day after the date hereof,
         ------------------
Apple shall deliver to Crestline, for the benefit of the Selling Entities, an additional deposit in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the "Extension Deposit"), which shall be deemed to be fully earned and nonrefundable as of the date hereof and shall be deemed to be included in the term "Deposits." The terms of the escrow pursuant to which the Deposits are held shall be modified to provide that they are held for the benefit of Apple and the Selling Entities, not Apple and the Company and/or the Controlling Partnership. All rights of the Company and/or the Controlling Partnership in and to the portion of the Deposits remaining in escrow are hereby assigned to the Selling Entities, and any payment of the Deposit that is owed to the Selling Entities shall be delivered to such account as the Selling Entities may instruct. To the extent the amount of the Initial Deposit that has been fully earned by the Company and/or the Controlling Partnership pursuant to the terms of the Original Agreement, as amended and affected by the First Amendment, has not been previously distributed by the Company to the Controlling Partnership and by the Controlling Partnership to the Selling Entities as a dividend or similar distribution, on or before the Closing Date it will be distributed by the Company to the Controlling Partnership, and by the Controlling Partnership to the Selling Entities in accordance with the terms of the partnership agreement of the Controlling Partnership.

                                  ARTICLE III
        The Selling Entities' Representations, Warranties and Covenants
        ---------------------------------------------------------------

   In order to induce Apple to enter into this Agreement and to consummate the transactions contemplated hereby, the following representations and warranties are made to, and the following covenants made with, Apple (and the affiliates of Apple that may be designated to acquire the Controlling Interests):

   3.1   Good Standing.  (a)  The General Partner represents and warrants that
         -------------
(i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Delaware and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary and (ii) the Controlling Partnership is a limited partnership duly organized, validly existing and in good standing under

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the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Delaware and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary (except solely to the extent that failure to file the franchise tax return in Texas referred to in Section 6.5 below has caused the Company to not be in good standing in Texas).

          (b) CCRI represents and warrants that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Delaware and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

          (c) Desert Springs represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Delaware and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

          (d) Crestline represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Maryland and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary and (ii) the Independent Member is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Delaware and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

   3.2    Title to Interests.  (a)  The General Partner represents and warrants
          ------------------
that (i) the Controlling Partnership is the sole equity member of the Company,
(ii) the Independent Member is the sole non-equity member of the Company, (iii) the General Partner is the owner of a five percent (5%) general partnership interest in the Controlling Partnership (which is the only general partnership interest in the Controlling Partnership), (iv) CCRI is the owner of a ninety-four percent (94%) limited partnership interest in the Controlling Partnership,
(v) Desert Springs is the owner of a one percent (1%) limited partnership interest in the Controlling Partnership and (vi) no other person or entity holds any ownership interest in the Company, the Controlling Partnership or the Independent Member (including, in each case, any options, warrants or other rights by which any person may acquire any such ownership interests).

         (b) Crestline represents that it is the sole shareholder of the Independent Member. No other person or entity holds any ownership interest in the Independent Member (including, in each case, any options, warrants or other rights by which any person may acquire any such ownership interests).

         (c) Except for (i) any restrictions that are set forth in the certificate of formation, certificate of incorporation or certificate of limited partnership or in the limited liability company agreement, bylaws or limited partnership agreement of the Controlling Partnership, the General Partner, CCRI, Desert Springs, the Independent Member or Crestline, as applicable (collectively, the "Organizational Documents"), each as in effect on the date of this Agreement and (ii) the restrictions set forth in the Loan Agreement and the other Loan Documents, to the extent copies of such other Loan Documents have been provided to Apple (the "Other Loan Documents"), (1) the General Partner represents and warrants that the GP Interests are, and shall at Closing be transferred, free and clear of any and all Encumbrances, (2) CCRI represents and warrants that the CCRI Interests are, and shall at Closing be transferred, free and clear of any and all Encumbrances, (3) Desert Springs represents and warrants that the Desert Springs Interests are, and shall at Closing be transferred, free and clear of any and all Encumbrances and (4) Crestline represents and warrants that the Independent Member Shares are, and shall at Closing be transferred, free and clear of any and all Encumbrances.

         (d) The General Partner represents and warrants that, subject to restrictions of the kind referred to in clauses (i) and (ii) of Section 3.2(c) hereof, the General Partner has the complete and unrestricted power and right to sell, assign, transfer and deliver the GP Interests to Apple (or its designated affiliates), and there are no agreements or understandings between the General Partner or its affiliates, on the one hand, and any other person or entity, on the other hand, with respect to the ownership, voting rights, sale or disposition of the GP Interests other than those set forth in the Organizational Documents or in the Loan Agreement and the Other Loan Documents (except the terms of the provisions of the letter agreement dated August 19, 1999 (the "HPT Letter") between Crestline and Hospitality Properties Trust ("HPT") giving HPT a right of first refusal in the event of a transfer of the GP Interests, which right HPT has waived.)

         (e) CCRI represents and warrants that, subject to restrictions of the kind referred to in clauses (i) and (ii) of Section 3.2(c) hereof, CCRI has the complete and unrestricted power and right to sell, assign, transfer and deliver the CCRI Interests to Apple (or its designated affiliates), and there are no agreements or understandings between CCRI or its affiliates, on the one hand, and any other person or entity, on the other hand, with respect to the ownership, voting rights, sale or disposition of the CCRI Interests other than those set forth in the

Organizational Documents or in the Loan Agreement and the Other Loan Documents.

         (f) Desert Springs represents and warrants that, subject to restrictions of the kind referred to in clauses (i) and (ii) of Section 3.2(c) hereof, Desert Springs has the complete and unrestricted power and right to sell, assign, transfer and deliver the Desert Springs Interests to Apple (or its designated affiliates), and there are no agreements or understandings between Desert Springs or its affiliates, on the one hand, and any other person or entity, on the other hand, with respect to the ownership, voting rights, sale or disposition of the Desert Springs Interests other than those set forth in the Organizational Documents or in the Loan Agreement and the Other Loan Documents.

         (g) Crestline represents and warrants that, subject to restrictions of the kind referred to in clauses (i) and (ii) of Section 3.2(c) hereof, Crestline has the complete and unrestricted power and right to sell, assign, transfer and deliver the Independent Member Shares to Apple (or its designated affiliates), and there are no agreements or understandings between Crestline or its affiliates, on the one hand, and any other person or entity, on the other hand, with respect to the ownership, voting rights, sale or disposition of the Independent Member Shares other than those set forth in the Organizational Documents or in the Loan Agreement and the Other Loan Documents.

     3.3 No Subsidiaries; No Agreements.  (a) The General Partner represents and
         ------------------------------
warrants that (i) the Company has no subsidiaries, owns no assets other than the Property, and conducts no business other than as specifically permitted pursuant to the Company's limited liability company operating agreement (the "Company LLC Agreement"), a true and complete copy of which is attached hereto as Exhibit A,
                                                                     ---------
(ii) the Controlling Partnership has no subsidiaries other than the Company, owns no assets other than the Equity Interests and conducts no business other than as specifically permitted pursuant to its agreement of limited partnership (the "LP Agreement"), a true and complete copy of which is attached hereto as Exhibit B, (iii) the Company and the Controlling Partnership are in compliance
---------
in all material respects with the terms of the Company LLC Agreement, including, but not limited to, Section 5.03 and Sections 10.1, 10.2 and 10.3 thereof, (iv) the General Partner, CCRI, Desert Springs and the Controlling Partnership are in compliance in all material respects with the Controlling Partnership's Organizational Documents and (v) there are no existing agreements (and will not be any agreements prior to Closing) between (A) the Company, on the one hand, and the Controlling Partnership, on the other hand, or (B) the Company or the Controlling Partnership, on the on hand, and one or more of the General Partner, the Controlling Partnership, CCRI, Desert Springs, the Independent Member, Crestline or any of Crestline's other affiliates, on the other hand, that are not set forth in the Organizational Documents or in the Loan Agreement or the Other Loan Documents.

         (b) Crestline represents and warrants that (i) the Independent Member has no subsidiaries, owns no assets (other than the non-equity membership interest in the Company), has no debts or liabilities, and conducts no business other than as specifically provided in its certificate of incorporation or bylaws (the "IM Charter Documents"), a true and complete copy of each of which is attached hereto as Exhibit C, (ii) Crestline and the Independent Member are
                      ---------
in compliance in all material respects with the terms of the Independent Member's Organizational Documents and (iii) there are no existing agreements (and will not be any agreements prior to Closing) between the Independent Member or Crestline, on the one hand, and the Company or the Controlling Partnership, on the other hand, that are not set forth in the Organizational Documents or in the Loan Agreement or the Other Loan Documents.

   3.4   Due Authorization.  (a) The General Partner represents and warrants
         -----------------
that (i) the execution, delivery and performance of this Agreement by the General Partner, the Controlling Partnership and the Company (and the consummation by each such entity of the transactions contemplated hereby) have been duly and validly authorized by all requisite actions on the part of the General Partner and such other entities, none of which actions have been modified or rescinded, and all of which actions are in full force and effect and
(ii) this Agreement and the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement, each constitutes a valid and binding obligation of the General Partner, the Controlling Partnership and the Company, enforceable against each such entity in accordance with its terms.

         (b) CCRI represents and warrants that (i) the execution, delivery and performance of this Agreement by CCRI and the consummation by CCRI of the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company actions on the part of CCRI, none of which actions have been modified or rescinded, and all of which actions are in full force and effect and (ii) this Agreement constitutes a valid and binding obligation of CCRI, enforceable against CCRI in accordance with its terms.

         (c) Desert Springs represents and warrants that (i) the execution, delivery and performance of this Agreement by Desert Springs and the consummation by Desert Springs of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions on the part of Desert Springs, none of which actions have been modified or rescinded, and all of which actions are in full force and effect and (ii) this Agreement constitutes a valid and binding obligation of Desert Springs, enforceable against Desert Springs in accordance with its terms.

         (d) Crestline represents and warrants that (i) the execution, delivery and performance of this Agreement by Crestline and the consummation by Crestline of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions on the part of Crestline, none of which actions have been modified or rescinded, and all of which actions are in full force and effect and (ii) this Agreement constitutes a valid and binding obligation of Crestline, enforceable against Crestline in accordance with its terms.

   3.5   No Violations or Defaults.  To the knowledge of the General Partner,
         -------------------------
neither the General Partner, the Controlling Partnership nor the Company has made any distributions in violation of the terms of the Loan Agreement, the Other Loan Documents or the Organizational Documents.

   3.6   Litigation.  (a)  The Company, the General Partner and the Controlling
         ----------
Partnership represent and warrant that there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the knowledge of such entity, threatened against the Company, the General Partner or the Controlling Partnership, or affecting the GP Interests or the Property (or any portion thereof) before any court or governmental authority, an adverse determination of which might adversely affect (i) the financial condition or operations of the Company, the General Partner or the Controlling Partnership, (ii) the ability of the Company, the General Partner or the Controlling Partnership to enter into or perform this Agreement, (iii) the Company's title to the Property (or any material portion thereof), (iv) the Controlling Partnership's title to the Equity Interests or (v) the General Partner's title to the GP Interests.

         (b) CCRI represents and warrants that there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the knowledge of CCRI, threatened against CCRI, or affecting the CCRI Interests (or any portion thereof) before any court or governmental authority, an adverse determination of which might adversely affect (i) the ability of CCRI to enter into or perform this Agreement or (ii) CCRI's title to the CCRI Interests.

         (c) Desert Springs represents and warrants that there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the knowledge of Desert Springs, threatened against Desert Springs, or affecting the Desert Springs Interests (or any portion thereof) before any court or governmental authority, an adverse determination of which might adversely affect (i) the ability of Desert Springs to enter into or perform this Agreement or (ii) Desert Springs' title to the Desert Springs Interests.

         (e) Crestline represents and warrants that there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or, to the knowledge of Crestline, threatened against Crestline, or affecting the Independent Member Shares (or any portion thereof) before any court or governmental authority, an adverse determination of which might adversely affect
(i) the ability of Crestline to enter into or perform this Agreement or (ii) Crestline's title to the Independent Member Shares or the Independent Member's non-equity member interest in the Company.

     3.7  Representations in Original Agreement.  Nothing in this Agreement
          -------------------------------------
shall in any way affect or limit the effectiveness of any of the representations and warranties made by the Company in the Original Agreement or by the Company and the Controlling Partnership in the First Amendment. The acknowledgements, agreements, waivers and releases made by Apple in Section 3.15 of the Original Agreement run to the benefit of the General Partner, CCRI, Desert Springs and Crestline to the same extent as if each was specifically named as the "Seller" in that section.

     3.8  Financial Information.  With respect to the financial information
          ---------------------
described in Section 3.16 of the Original Agreement, the General Partner represents and warrants that, to the knowledge of the General Partner, all such information has been prepared in accordance with generally accepted accounting principles applied consistently with past practices and fairly presents the results of operations of the Inns for the periods represented thereby, and has been relied upon by the General Partner in conducting the business of the Controlling Partnership and in the ordinary course of business of the General Partner's ownership of the GP Interests. As the sole asset of the Controlling Partnership is the Company, the financial condition of the Controlling Partnership is substantially identical to that of the Company on the date hereof.

     3.9  Solvency.  (a) Each Selling Entity represents that it is not insolvent
          --------
within the meaning of the Bankruptcy Code, nor has such Selling Entity ceased to pay its debts as they become due, nor filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; and no such petition, case or proceeding has been filed against such Selling Entity which has not been dismissed, vacated or stayed on appeal; and such Selling Entity has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency; such Selling Entity has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and has not made or taken any action to make a general assignment for the benefit of creditors; nor has any arrangement, attachment or execution been levied and or any tax lien or other governmental or similar lien been filed, against it or any material part of its properties, which has not been duly and fully discharged prior to the date hereof.

          (b) The General Partner represents that neither the Controlling Partnership nor the Company is insolvent within the meaning of the Bankruptcy Code, nor has either such entity ceased to pay its debts as they become due, nor filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; and no such petition, case or proceeding has been filed against either such entity which has not been dismissed, vacated or stayed on appeal; and neither such entity has been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency; neither such entity has sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and has not made or taken any action to make a general assignment for the benefit of creditors; nor has any arrangement, attachment or execution been levied and or any tax lien or other governmental or similar lien been filed, against it or any material part of its properties, which has not been duly and fully discharged prior to the date hereof.

          (c) Crestline represents that the Independent Member is not insolvent within the meaning of the Bankruptcy Code, nor has the Independent Member ceased to pay its debts as they become due, nor filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; and no such petition, case or proceeding has been filed against the Independent Member which has not been dismissed, vacated or stayed on appeal; and the Independent Member has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency; the Independent Member has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and has not made or taken any action to make a general assignment for the benefit of creditors; nor has any arrangement, attachment or execution been levied and or any tax lien or other governmental or similar lien been filed, against it or any material part of its properties, which has not been duly and fully discharged prior to the date hereof.

     3.10 Employees.  Neither the General Partner, the Company, the Controlling
          ---------
Partnership nor any Seller Entity other than Crestline has any employees.

     3.11 Tax Matters.  (a) The General Partner (as regards itself, the
          -----------
Controlling Partnership, the Company and the Inns), Crestline (as regards itself and the Independent Member) and each other Selling Entity (as regards itself) represents and warrants that (except for the matter disclosed in Section 6.5 hereof) no Taxing Authority has asserted in writing any tax deficiency, lien, interest or penalty against the Company, the Controlling Partnership, the Independent Member or any such Selling Entity, or against the Controlling Interests owned by any such Selling Entity, or against any of the Inns, in each case which has not been paid, and there is no pending audit or inquiry from any Taxing Authority that might reasonably be expected to result in a material tax deficiency, lien, interest, penalty or other assessment against any of the foregoing, and to the knowledge of each such entity, no event has occurred and no condition or circumstance exists that presents a material risk that any such tax deficiency, lien, interest, penalty or other assessment will be imposed.

          (b) The General Partner (as regards itself, the Controlling Partnership and the Company) Crestline (as regards itself and the Independent Member) and each other Selling Entity (as regards itself), represents and warrants that such party (or an affiliate of such party) has timely filed or caused to be timely filed (except as disclosed in Section 6.5 hereof) all material Tax Returns required to be filed by such party, and such party has paid (or an affiliate thereof has paid on its behalf) all Taxes required to be paid as shown on such returns and all such Tax Returns were, when filed, complete and accurate in all material respects, except where the failure to file such Tax Returns, the failure to pay such Taxes and the failure of such Tax Returns to be complete and accurate in all material respects could not be reasonably expected to have a Material Adverse Effect, and no material deficiencies for any Taxes have been or are currently being proposed, asserted or assessed in writing, or to the knowledge of any entity making such representation and warranty, threatened in writing by any taxing authority against or with respect to such party.

     3.12 Compliance with GAAP.  The General Partner represents and warrants
          --------------------
that, except for liabilities and obligations set forth in the Financial Statements, the Company and the Controlling Partnership have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which are required by generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of such generally accepted accounting principles ("GAAP") to be set forth on a balance sheet of the Company or of the Controlling Partnership, as applicable, or in the notes thereto and which, individually or in the aggregate, would have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company or of the Controlling Partnership, taken as a whole, or on the ability of the Company or of the Controlling Partnership to perform in all material respects its obligations under the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement, or under the Management Agreement (a "Material Adverse Effect"). The General Partner represents and warrants that, except as previously disclosed in writing to Apple, there has been no event or condition, following the date of the most recent Financial Statements, in connection with the business, operations or assets of the Company or the Controlling Partnership that, individually or in the aggregate, would have a Material Adverse Effect (a "Material Adverse Change").

     3.13 Corporate Documentation.  The General Partner (with respect to clause
          -----------------------
(i) below and, as regards subclause (ii) below, with respect to itself and the Company) and Crestline (as regards subclause (ii) below with respect to the Independent Member) (i) represents and warrants that copies of the Loan Agreement and all Loan Documents have been delivered to Apple and (ii) covenants that the original minute books of the Company and the Independent Member, and a copy of the minute book of the General Partner as regards the administration of the Controlling Partnership (collectively, the "Minute Books") shall be delivered to Apple at Closing and shall contain all of the executed consents and minutes of the proceedings of the members and managers of the Company, the shareholder or the directors of the Independent Member and the partners of the Controlling Partnership, as applicable, to the extent related to the Company from the date of the formation of the Company, the Independent Member and/or the Controlling Partnership to the date of the Closing.

     3.14 Knowledge.  Any and all references in this Agreement to the
          ---------
"knowledge" of the Company, the Controlling Partnership or any of the Selling Entities, to things "known" to such entities or any similar phrases or references, shall mean the actual and present knowledge, after making due inquiry of the Manager and the appropriate executive employees at each Inn (i.e. the General Manager, Chief Engineer, if any, and the Controller of such Inn), of Larry K. Harvey, Senior Vice President, Controller and Treasurer of Crestline, Tracy M. J. Colden, Senior Vice President and General Counsel of Crestline and Phillip Borkowski, Director, Asset Management for Crestline (collectively the "Knowledge Individual"). Neither the actual, present knowledge of any other individual or entity, nor the constructive knowledge of any Knowledge Individual or of any other individual or entity shall be imputed to any Knowledge Individual.

     3.15 Prior Representations Unaffected.  Each of the Company and the
          --------------------------------
Controlling Partnership confirms that all representations and warranties made by it in the Original Agreement, as amended and affected by the First Amendment, are unaffected by this Agreement and are true and correct as of the date made.

                                  ARTICLE IV
             Purchaser's Representations, Warranties and Covenants
             -----------------------------------------------------

     In order to induce the Selling Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Apple represents and warrants to, and covenants with, the Selling Entities as follows:

     4.1 Good Standing.  Apple is a corporation duly organized, validly existing
         -------------
and in good standing under the laws of Virginia, is authorized to conduct the business in which it is now engaged and is, or as of the Closing Date shall be, qualified to do business in Virginia and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

     4.2 Due Authorization.  The execution, delivery and performance of the
         -----------------
Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate actions of Apple (none of which actions have been modified or rescinded, and all of which actions are in full force and effect). This Agreement, and the Original Agreement, as amended and affected by the First Amendment and by this Agreement, each constitutes a valid and binding obligation of Apple, enforceable against Apple in accordance with its terms.

     4.3 No Violations or Defaults.  The execution, delivery and performance by
         -------------------------
Apple of this Agreement, the Original Agreement, as amended and affected by the First Amendment and by this Agreement and the Closing Documents (and the consummation by Apple of the transactions contemplated hereby and thereby) did not and will not (i) to the knowledge of Apple, violate any law or any order of any court or governmental authority with proper jurisdiction; (ii) result in a material breach or default under any contract or other binding commitment of Apple or any provision of the organizational documents of Apple; or (iii) require any consent or approval or vote that has not been taken or given, or as of the Closing Date shall not have been taken or given.

     4.4 Litigation.  There are no actions, suits, arbitrations, governmental
         ----------
investigations or other proceedings pending or, to the knowledge of Apple, threatened against Apple before any court or governmental authority, an adverse determination of which might adversely affect (i) the financial condition or operations of Apple or (ii) Apple's ability to enter into or perform this Agreement or the Original Agreement, as amended and affected by the First Amendment and by this Agreement.

                                   ARTICLE V
                                    Closing
                                    -------

     Sections 5.1 and 5.2 of the Original Agreement, as amended and affected by the First Amendment, are hereby deleted and replaced with the following:

     5.1  Closing.  The consummation of the purchase and sale of the Controlling
          -------
Interests as contemplated by this Agreement (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., 555 13th Street N.W., Washington, D.C. on the date (the "Closing Date") on or before September 30, 2001, unless the Selling Entities and Apple mutually agree on an alternative date or alternative location. The parties agree to cooperate to cause the Closing to occur as soon as practicable after all conditions to Closing have been satisfied. The parties have targeted September 7, 2001 as their preferred Closing Date and have agreed that, if the Closing occurs on or after that date, and on or before September 30, 2001, the date as of which apportionments shall be calculated pursuant to
Article XIII of the Original Agreement, as affected by the First Amendment and by this Agreement, shall be September 7, 2001, regardless of the actual date of Closing. If the Closing does not occur for any reason by September 30, 2001, the provisions of Sections 7.11, 8.7 and/or Article X of this Agreement shall apply, as applicable. All of the deliveries of the Selling Entities and Apple, the cash payment of the Purchase Price and sufficient additional cash necessary for the parties to pay the costs contemplated by Section 5.2 shall be delivered in escrow to the Escrow Agent. All transactions at the Closing shall be interdependent and are to be considered simultaneous, so that none are effective until all are effective.

     5.2  Costs.  The Selling Entities, on the one hand (pro rata in accordance
          -----
with their interests), and Apple, on the other hand, each agree to pay fifty percent (50%) of all (i) transfer and recording taxes and fees, if any, connected with the transfer of the Controlling Interests, (ii) fees of the Escrow Agent in connection with the Escrow Instructions and (iii) bulk sales taxes and other personal property taxes associated with the Closing, if any. Apple shall pay for the costs and premiums of title insurance, including, without limitation, the costs and expenses of all endorsements thereto, all surveys of the Inns prepared for the Closing and all environmental and engineering reports. Apple shall pay any fees relating to or in connection with obtaining the Lender's consent to (a) the transfer of the Controlling Interests,
(b) the sublease of the Inns to Apple's designated affiliate(s) and (c) the transfer of the Management Agreement to such affiliate(s) (including, without limitation, the payment of the transfer fee under the Loan Agreement, the Lender's attorneys' fees reasonably related to obtaining the Lender's consent to the transfer of the Controlling Interests, to the extent payable by the "Borrower" under the Loan Agreement or the Other Loan Documents, the costs and expenses of the Lender's due diligence review, to the extent payable by the "Borrower" under the Loan Agreement or the Other Loan Documents, and the costs of preparing and/or recording amendments or modifications to the mortgages, UCC filings or other loan documents affecting the Property, including any applicable transfer, mortgage or recording fees or taxes, but excluding the costs of the counsel to the Company or the Selling Entities, if any, relating to the transfer of the Controlling Interests). If and to the extent not waived by Manager, Apple shall cause the Company to pay any and all sums required to be paid in connection with the transactions contemplated hereby pursuant to Section 5.03 of the Management Agreement. Except as otherwise provided for herein, each party shall pay its own accountants and attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     5.3  Release of Claims.  By proceeding to Closing, the Selling Entities
          -----------------
will be irrevocably deemed to have released the Company, the Controlling Partnership and the Independent Member from any claims or liabilities that the Selling Entities may have against such parties relating to the period prior to Closing.

                                  ARTICLE VI
                                Pending Closing
                                ---------------

     6.1  Covenants in Original Agreement.  Nothing in this Agreement shall
          -------------------------------
affect or limit the effectiveness of the covenants and agreements made by the Company, the Controlling Partnership and/or Apple in Article VI of the Original Agreement, as amended and otherwise affected by the First Amendment, and the provisions of Article VI remain in full force and effect (except that the Feasibility Period, the Title Review Period and the Special Survey Review Period have lapsed, and neither the General Partner, the Controlling Partnership nor the Company has any further obligations under Section 6.3 of the Original Agreement).

     6.2  Covenants of the General Partner.  The General Partner agrees that, at
          --------------------------------
all times between the date of this Agreement and the Closing, it shall, by virtue of its control of the Controlling Partnership (and therefore the Company):

          (a) Cause the Company to maintain its books and records as currently maintained, and not change in any material manner any of the Company's methods, principles or practices of accounting as reflected in the Financial Statements, except as may be required by GAAP or applicable law and promptly disclosed in writing to Apple prior to Closing;

          (b) Cause the Controlling Partnership not to acquire, enter into any option to acquire or exercise any option or contract to acquire, any asset other than the Equity Interests, cause the Company not to acquire, enter into any option to acquire, or exercise any option or contract to acquire, additional real property (including, without limitation, any hotel property), and cause the Company and the Controlling Partnership not to incur or assume additional indebtedness, encumber any assets (except pursuant to or as permitted in the Loan Agreement and the

Other Loan Documents) or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate or hotel projects, except renovations or improvements currently ongoing or additional renovations or improvements required pursuant to the Management Agreement or contemplated by the Company's current capital improvements budget, as provided to Apple prior to execution of the Original Agreement;

          (c) Not amend, or permit the amendment of, the Organizational Documents of the Controlling Partnership or of the Company (which are the same today as they were on May 1, 2001), except as required by the Lender in connection with the transfer of the Controlling Interests;

          (d) Make no change in the number of membership interests or partnership interests in the Company or the Controlling Partnership, respectively, and not grant any rights, warrants or options to acquire any such membership interests or partnership interests; and

          (e) Cause the Company and the Controlling Partnership not to make any loans, advances or capital contributions to, or investments in, any other person or entity, other than, in the case of the Company, as contemplated by the Management Agreement, the Loan Agreement or the Other Loan Documents.

     6.3  Covenants of Crestline.  Crestline agrees that, at all times between
          ----------------------
the date of this Agreement and the Closing, it shall, by virtue of its control of the Independent Member:

          (a) Not amend, or permit the amendment of, the Organizational Documents of the Independent Member (which are the same today as they were on May 1, 2001), except as required by the Lender in connection with the transfer of the Controlling Interests;

          (b) Make no change in the number of shares of stock in the Independent Member and not grant any rights, warrants or options to acquire any such membership interests or partnership interests; and

          (c) Cause the Independent Member not to acquire any assets other than its non-equity membership interest in the Company, or incur any debts or liabilities, or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than as contemplated by the Loan Agreement or the Other Loan Documents.

     6.4  Resignations.  On the Closing Date, the General Partner shall cause
          ------------
the directors, managers and officers of the Company, and Crestline shall cause the directors and officers of the Independent Member, to submit their resignations from such positions, effective as of the Closing Date.

     6.5  Additional Covenants.  In addition to the foregoing, Crestline agrees
          --------------------
to use diligent efforts to cause all mortgage liens and UCC security interests still reflected by applicable public records to exist in favor of Massachusetts Mutual Life Insurance Company to be released and terminated of record on or before the date that is 90 days after the Closing Date (and Crestline represents and warrants that the indebtedness secured thereby has been repaid in full).
The Company has received a notice from applicable taxing authorities in Texas
(a) stating that the Company became delinquent in its obligation to file its state franchise tax return on June 5, 2001 and (b) requiring the Company to make such filing and pay any delinquent taxes and penalties by September 24, 2001. Crestline agrees to cause such filing and payment to be made prior to Closing and Crestline agrees to make any other payments that are required in order to put the Company back in good standing in Texas. The General Partner shall, subsequent to the Closing Date be responsible for the obligations of the "Seller" under Sections 6.4, 6.5 and 6.7 of the Original Agreement.

                                  ARTICLE VII
            Conditions Precedent to Apple's Obligations at Closing
            ------------------------------------------------------

     Article VII of the Original Agreement, as amended and affected by the First Amendment, is hereby deleted and replaced with this Article VII. It shall be an express precondition to the obligation of Apple (or its designated affiliates) to purchase (or cause to be purchased) the Controlling Interests that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived in writing by Apple).

     7.1  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties of the Company and the Controlling Partnership made in the Original Agreement, as amended and affected by the First Amendment, and each of the representations and warranties made in this Agreement by the Company, the Controlling Partnership and each of the Selling Entities, shall be true and accurate in all material respects as if made on and as of the Closing Date. There shall be no Contracts, Equipment Leases or Space Leases not disclosed on an Exhibit to the Original Agreement that, singularly or in the aggregate, would materially alter the financial performance of the Inns or the Company from that disclosed in the Financial Statements.

     7.2  Covenants of Seller.  The Company, the Controlling Partnership and the
          -------------------
Selling Entities shall have performed and complied in all material respects with all covenants and conditions required by the Original Agreement, as amended and affected by the First Amendment, or this Agreement to be performed or complied with by such party at or prior to the Closing Date.

     7.3  Title.  The Title Company shall be unconditionally committed to issue
          -----
to the Company an owner's (or, with respect to the Meriden Parcel, a leasehold owner's) policy of title insurance for each Inn in conformance with the Title Commitments, in the amount of the Purchase Price allocable to such Inn as set forth on Exhibit D attached hereto, pursuant to the standard stipulations and
         ---------
conditions of the most current form of ALTA Policy (or local equivalent) then used in the state in which such Inn is located (omitting those standard exceptions that are ordinarily and customarily omitted in each state, so long as the Company, the Controlling Partnership or the General Partner, as the case may be, provides the appropriate affidavits (including without limitation, any affidavit reasonably requested by the Title Company to issue a so-called "Fairway endorsement," where available) or other documentation reasonably necessary for such omission pursuant to Section 9.9 hereof), subject to the payment of the premiums therefor and delivery of the documents specified in
Section 9.9 below.

     7.4  Lender's Consent. Lender shall have, (i) consented to the transfer of
          ----------------
the Controlling Interests to Apple (or its designated affiliates) and the other transactions contemplated herein (including, without limitation, the lease of the Inns to a designated affiliate(s) providing for the operation of the Inns by the lessee and the management of the Inns by the Manager) and (ii) confirmed that (x) the Loan Agreement and the Other Loan Documents are in full force and effect and has not been further amended, (y) that there are no defaults or events that with notice or the passage of time, or both, would constitute a default by the Company under the Loan Agreement or the Other Loan Documents and
(z) the Replacement Reserve Account, the Tax and Insurance Reserve Account, the Debt Service Reserve Account and any Immediate Reserve Account (each such term as defined in the Loan Agreement) maintained by the Lender are fully funded as required by the Loan Agreement, no Debt Service Sweep (as defined in the Loan Agreement) has occurred and is continuing, and such other information as Apple may reasonably request from the Lender. Notwithstanding the foregoing sentence, in the event that the Lender does not confirm the items listed in clauses (x) and (y) of the first sentence hereof, the General Partner shall have the right, in lieu of such confirmation by Lender, to provide Apple with an estoppel certificate confirming such items.

     7.5  Manager's Consent.  Manager shall have confirmed that there are no
          -----------------
property improvement plan items that must be undertaken in connection with the transfer of ownership of the Controlling Interests and related transactions contemplated hereby, and, if required under the Management Agreement, Manager shall have consented to (i) the transfer of the Controlling Interests to Apple (or its designated affiliates) and (ii) the assignment of the Management Agreement to the designated lessee of the Inns (and/or Manager shall have agreed to enter into a new management agreement with Apple (or its designated affiliate) on substantially the same material terms and conditions as are contained in the Management Agreement (mutatis mutandis)).

     7.6  Consent of Meriden Landlord.  The Meriden Landlord shall have
          ---------------------------

consented to the transfer (if required) of the Controlling Interests from the Selling Entities to Apple (or its designated affiliates) and the sublease of the Meriden Parcel by the Company to its designated lessee.

     7.7  Assignments of Interest; Transfer of Stock.  Each of the Selling
          ------------------------------------------
Entities other than Crestline shall have delivered an Assignment and Assumption of Interests substantially in the form set forth as Exhibit E attached hereto
                                                    ---------
(the "Assignment of Interests"), dated as of the Closing Date, conveying the Controlling Interests owned by such Selling Entity to Apple (or its designated affiliates) as required hereunder and Crestline shall have delivered the original stock certificate(s) evidencing the ownership of 100% of the Independent Member Shares, accompanied by a blank stock power for each such certificate executed by Crestline.

     7.8  Seller Deliveries.  The Selling Entities shall have delivered all of
          -----------------
the other documents required from them pursuant to Article IX hereof.

     7.9  Material Adverse Change.  On the Closing Date, there shall have been
          -----------------------
no Material Adverse Change since the Contract Date or Amendment Date (as applicable), and Apple (or its designated affiliates) shall have received a certificate of the chief financial officer or principal accounting officer of Crestline, in such capacity, certifying to such effect.

     7.10 Failure of Condition.  In the event of the failure of any condition
          --------------------
precedent set forth in this Article 7, the provisions of Section 7.9 of the Original Agreement, as amended and affected by the First Amendment, shall apply with the same effect as if (i) the term "Article 7" as used therein were a reference to this Article VII, (ii) the term "this Agreement" as used therein were a reference to the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement, (iii) the term "Purchaser" as used therein were a reference to Apple, and (iv) the term "Seller" as used therein were a reference to the Selling Entities. Notwithstanding anything to the contrary contained in Section 7.9 of the Original Agreement, as amended and affected by the First Amendment, the Selling Entities shall not be required to return any part of the Initial Deposit or the Extension Deposit, each of which has been fully earned as of the date hereof.

                                 ARTICLE VIII
            Conditions Precedent to Seller's Obligations at Closing
            -------------------------------------------------------

     Article VIII of the Original Agreement, as amended and affected by the First Amendment, is hereby deleted and replaced by this Article VIII. It shall be an express precondition to the obligation of the Selling Entities to sell the Controlling Interests that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived in writing by the Selling Entities).

     8.1  Representations and Warranties.  Each of Apple's representations and
          ------------------------------
warranties made in the Original Agreement, as amended and affected by the First Amendment, and in this Agreement shall be true and accurate in all material respects as if made on and as of the Closing Date.

     8.2  Assignment of Interest.  Apple (or its designated affiliates) shall
          ----------------------
have delivered to each of the Selling Entities an Assignment of Interests relating to the transfer of the Controlling Interests owned by such Selling Entity, dated as of the Closing Date, accepting and assuming the Controlling Interests from the Selling Entities as required hereunder.

     8.3  Lender Approval.  Lender shall have consented to the transfer of the
          ---------------
Controlling Interests to Apple (or its designated affiliates) and the other transactions contemplated herein and Apple shall have paid or provided for the payment of all costs associated with the obtaining of such consent that are required to be paid by Apple pursuant to Section 5.2 hereof.

     8.4  Consent of Meriden Landlord.  The Meriden Landlord shall have
          ---------------------------
consented to the transfer (if required) of the Controlling Interests from the Selling Entities to Apple (or its designated affiliates), and the sublease of the Meriden Parcel by the Company to its designated lessee.

     8.5  Manager's Consent.  If required under the Management Agreement,
          -----------------
Manager shall have consented to (i) the transfer of the Controlling Interests to Apple (or its designated affiliates), (ii) the assignment of the Management Agreement to the designated lessee of the Inns (and/or Manager shall have agreed to enter into a new management agreement with Apple (or its designated affiliates) on substantially the same material terms and conditions as are contained in the Management Agreement (mutatis mutandis)) and (iii) Crestline shall have been released by the Manager from any and all obligations set forth in (A) that certain letter agreement dated December 29, 1999 by and between the Company, Manager and Crestline, (B) that certain letter agreement dated December 29, 1999 by and between Crestline and Manager, and (C) that certain letter agreement dated September 11, 2000 by and between the Company, Crestline and Manager.

     8.6  Purchaser Deliveries.  Apple shall have delivered all of the other
          --------------------
documents required from it pursuant to Article IX hereof.

     8.7  Failure of Condition.  In the event of the failure of any condition
          --------------------
precedent set forth in this Article 8, the provisions of Section 8.8 of the Original Agreement, as amended and affected by the First Agreement, shall apply with the same effect as if (i) the term "Article 8" as used therein were a reference to this Article VIII, (ii) the term "this Agreement" as used therein were a reference to the Original Agreement, as amended and affected by the First Amendment and by this Agreement, (iii) the term "Purchaser" as used therein were a reference to Apple and (iv) the term "Seller" as used therein were a reference to the Selling Entities.

                                  ARTICLE IX
                              Closing Deliveries
                              ------------------

     In addition to the documentation described in Article VII, the parties specified below shall deliver or cause to be delivered the following documents (in lieu of any documentation referred to in Article IX of the Original Agreement, as amended and affected by the First Amendment).

     9.1 Meriden Estoppel Certificate.  The Selling Entities shall cause to be
         ----------------------------
delivered to Apple (or its designated affiliates) the Meriden Estoppel, as contemplated by Section 9.6 of the Original Agreement, as amended and affected by the First Amendment.

     9.2 Purchase Price.  Apple shall deliver (or cause to be delivered) the
         --------------
Purchase Price payable in the manner provided for in this Agreement.

     9.3 Possession Keys.  The General Partner shall cause all keys in
         ---------------
possession of the Company, the Controlling Partnership or the General Partner, including, without limitation, keys or codes for all security systems, rooms and offices, to be delivered to Apple (or its designated affiliates).

     9.4 Minute Books.  The General Partner shall cause the Minute Books to be
         ------------
delivered to Apple (or its designated affiliate).

     9.5 Other Documents.  Apple and the Selling Entities shall deliver (or
         ---------------
cause to be delivered) such other documents and instruments as may be reasonably requested by the Selling Entities, Apple (or its designated affiliates) or the Title Company to effectuate the transactions contemplated by this Agreement and to induce the Title Company to insure title to the Inns as described herein, including but not limited to affidavits in favor of the Title Company from the General Partner (i) that the Company has not done or caused to be done any work on the Property that has not been paid for and as to which mechanics' liens may be filed against the Property following Closing and (ii) as to parties in
possession of the Property under any Space Leases.   At Apple's request, the
General Partner will deliver to Apple at Closing (a) copies of unaudited financial statements of the Controlling Partnership, for the most recent period for which they are available, showing the financial condition of the Controlling Partnership to substantially identical to that of the Company for the same period and (b) a certification from a financial officer of the General Partner that there has been no Material Adverse Change in such financial condition since the dates of such financial statements.

                                   ARTICLE X
                                    Default
                                    -------

     Article X of the Original Agreement, as amended and affected by the First Amendment, is hereby deleted in its entirety and the following is inserted in its place:

     10.1 Purchaser's Default.  If Apple fails to consummate the purchase and
          -------------------
sale contemplated herein after all conditions precedent to the obligation of Apple to do so have been satisfied or waived in writing by Apple, the Escrow Agent shall pay the Deposit to the Selling Entities in accordance with the Escrow Instructions, as full and complete liquidated damages, and as the exclusive and sole right and remedy of the Selling Entities, whereupon the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement shall terminate, and neither party shall have any further obligations or liabilities to the other party (except for such obligations and liabilities as expressly survive the termination hereof or thereof).

     10.2 Seller's Default.  If any of the Selling Entities, the Controlling
          ----------------
Partnership or the Company fails to consummate the transaction in accordance with the terms of the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement, and Apple is otherwise willing and able to proceed as contemplated hereunder, Apple shall be entitled to (i) have the Deposit returned to Apple by the Escrow Agent in accordance with the Escrow Instructions, whereupon the Original Agreement, as amended and affected by the First Amendment, and this Agreement shall terminate, and neither party shall have any further obligations or liabilities to the other party (except for such obligations and liabilities as expressly survive the termination hereof or thereof), or (ii) pursue such remedies against the Selling Entities, the Controlling Partnership or the Company as shall be permitted by applicable law.

                                  ARTICLE XI
                     Survival; Indemnification Obligations
                     -------------------------------------

     11.1 Generally.  Except as otherwise expressly provided herein, and except
          ---------
with respect to covenants and agreements that the Original Agreement, as amended and affected by the First Amendment and by this Agreement or the Closing Documents provide are to be performed after Closing, the respective representations, warranties, obligations, covenants and agreements of the Company, the Controlling Partnership, the Selling Entities and Apple contained herein and in the Original Agreement, as amended and affected hereby and by the First Amendment, shall not survive the Closing, and no action may be brought on any such representation, warranty, obligation, covenant or agreement.

     11.2 Survival.  The representations and warranties of the Selling Entities
          --------
and Apple contained herein or in the Original Agreement, as amended and affected hereby and by the First Amendment, shall survive Closing for a period of twelve
(12) months. Notwithstanding any other provision of the Original Agreement, as amended and affected hereby and by the First Amendment, or any other provision of this Agreement to the contrary, if on the Closing Date Apple has evidence (whether written or otherwise; with the exception that any disclosures regarding the inaccuracy of any of such representations or warranties that are made at Closing must be in writing) that one or more of the representations and warranties made by the Company, the Controlling Partnership or any of the Selling Entities is inaccurate as of the date made, and if Apple proceeds to Closing anyway, Apple shall have no right or remedy after the Closing with respect to such inaccuracy.

     11.3 Agreement to Indemnify.  (a)  Each Selling Entity shall hold harmless,
          ----------------------
indemnify and defend Apple, its affiliates, successors and assigns (the "Apple Indemnified Parties"), against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and other legal expenses and other charges) (all of the foregoing being referred to below in this Agreement as "Claims"), but specifically excluding any claims, losses, damages, liabilities and expenses related or connected to, in any way, the payment of obligations pursuant to Section 5.03 of the Management Agreement, arising out of the breach by such Selling Entity (or, with respect to the indemnity obligations of the General Partner, a breach by the Company or the Controlling Partnership) of its representations and warranties under the Original Agreement, as amended and affected by the First Amendment (and CCRI and Desert Springs shall be jointly and severally liable with the General Partner for breaches of representations and warranties by the General Partner with respect to the Inns, the Company or the Controlling Partnership); Crestline shall hold harmless and indemnify the Apple Indemnified Parties against (i) all Claims brought by Crestline or any of its affiliates, or by any pre-Closing managers and officers of the Company or the Controlling Partnership, against the Company or the Controlling Partnership, as applicable, to the extent relating to the period prior to the Closing, (ii) all Claims arising out of or relating to the Residence Inn located in Raleigh, North Carolina, which was formerly owned by the Controlling Partnership and (iii) all Claims relating to the matters disclosed in Section 6.5 hereof. The General Partner hereby assumes the indemnity agreements made by the Company and/or the Controlling Partnership in
Section 11.3 of the Original Agreement, as amended and affected by the First Amendment (which is unaffected by this

Agreement), and Apple agrees that the indemnification agreements made by it for the benefit of the Controlling Partnership in that Section 11.3 shall instead be for the benefit of the Selling Entities. The Selling Entities' indemnity obligations hereunder shall be primary obligations of each such Selling Entity, and Apple may proceed immediately against the Selling Entities without being required to bring any proceeding or take any action against the Company; provided, however, that no claim may be prosecuted by any party under this 11.3
-----------------
(meaning both subsections (a) and (b) hereof), or under Section 11.3 of the Original Agreement, as affected hereby and by the First Amendment, unless written notice of such claim is delivered by the party seeking to prosecute such claim to the party or parties against whom such claim is to be prosecuted prior to the date that is eighteen (18) months after the Closing Date.

          (b) In addition, and notwithstanding any provisions of this Agreement to the contrary, (i) each Selling Entity shall hold harmless, indemnify and defend the Apple Indemnified Parties, against any and all Claims, connected with the Controlling Interests owned by such Selling Entity to the extent relating to the period during which such Selling Entity owned the Controlling Interests; and
(ii) Apple shall hold harmless, indemnify and defend the Selling Entities and their affiliates, successors and assigns, against any and all obligations, claims, losses, damages, liabilities, debts obligations and expenses (including, without limitation, reasonable attorneys' fees and other charges) connected with the Controlling Interests to the extent relating to the period during which Apple (or its affiliates) owns the Controlling Interests.

     11.4 Indemnification Regarding Assumed Obligations.  Whenever it is
          ---------------------------------------------
provided in this Agreement that an obligation of one party will be assumed by the other party on or after the Closing, the party so assuming such liability also shall be deemed to have agreed to indemnify, defend and hold harmless the other party and its affiliates, successors and assigns, from all claims, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and other legal expenses and other charges) to the extent arising from any failure of the assuming party to perform the obligation so assumed after the Closing and from all third party claims brought against the other party to the extent relating to the period from and after assumption of the liability on which the claim is based.

     11.5 Notice and Cooperation on Indemnification.  The provisions of Section
          -----------------------------------------
11.5 of the Original Agreement, as amended and affected by the First Amendment, shall apply with equal weight to the indemnification obligations of the parties to this Agreement, to the same extent as if the parties to this Agreement were named parties to the Original Agreement, as amended and affected by the First Amendment.

     11.6 No Right of Contribution.  In the event any claim is brought against
          ------------------------
any of the Selling Entities pursuant to the indemnification provisions herein relating to the period prior to the date of Closing, the Selling Entities agree that they shall have no right of contribution from the Company or the Controlling Partnership with respect to such claim.

                                  ARTICLE XII
                           Casualty or Condemnation
                           ------------------------

     Nothing in this Agreement in any way limits the provisions of Article XII of the Original Agreement, as amended and affected by the First Amendment, and, following the Closing, the General Partner shall be responsible for any noncompliance by the Company with such provisions. Any right to terminate the Original Agreement, as amended and affected by the First Amendment, set forth in such Article XII shall apply to the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement, with the same consequences.

                                 ARTICLE XIII

                            Apportionments; Credits
                            -----------------------

     The apportionments described in Article XIII of the Original Agreement, as amended and affected by the First Amendment, shall be made when indicated (including the indication set forth in Section 5.1 hereof, if applicable), and the Purchase Price hereunder shall be adjusted accordingly. Apple (or its designees) shall receive a credit on the settlement statement in the aggregate amount of $750,000 as consideration for Apple's indirectly assuming the payment obligations pursuant to Section 5.03 of the Management Agreement. The term "Seller" as used in said Article XIII shall mean the General Partner.

                                  ARTICLE XIV
                                 Miscellaneous
                                 -------------

          14.1 Article XIV Incorporated; "Agreement" Modified.  The provisions
               ----------------------------------------------
of Article XIV of the Original Agreement, as amended and affected by the First Amendment, are hereby incorporated by this reference as if set forth in full herein. The term "Agreement" as used in said Article XIV shall mean the Original Agreement, as amended and affected by the First Amendment, and as further amended and affected by this Agreement, the term "Purchaser" shall mean Apple and the term "Seller" shall mean the Selling Entities.

          14.2 Other Documentation.  Apple and the Selling Entities agree to
               -------------------
execute an amendatory escrow agreement with the Escrow Agent within a reasonable time period after the date hereof.

     IN WITNESS WHEREOF, the Selling Entities, the Controlling Partnership, the Company and Apple have caused this Agreement to be executed as of the Amendment Date indicated above.


                                       COMPANY
                                       -------

                                       RESIDENCE INN III LLC

ATTEST/WITNESS:

____________________                   By: /s/ Tracy M.J. Colden
                                          -----------------------------
                                          Tracy M. J. Colden, Vice President



                                       CONTROLLING PARTNERSHIP
                                       -----------------------

                                       MARRIOTT RESIDENCE INN USA
                                       LIMITED PARTNERSHIP

                                       By:   CC USAGP LLC, its general
                                             partner


ATTEST/WITNESS:

____________________                   By: /s/ Tracy M.J. Colden
                                          -----------------------------
                                          Tracy M. J. Colden, Vice President


                                       GENERAL PARTNER
                                       ---------------

                                       CC USAGP LLC

ATTEST/WITNESS:

____________________                   By: /s/ Tracy M.J. Colden
                                          -----------------------------
                                          Tracy M. J. Colden, Vice President

                                       CCRI
                                       ----

                                       CCRI USA LLC

ATTEST/WITNESS:

 /s/ Susan Levenson                    By: /s/ Tracy M.J. Colden
----------------------                    ------------------------------
                                          Tracy M. J. Colden, Vice President



                                       DESERT SPRINGS
                                       --------------

                                       CCMH DESERT SPRINGS
                                       CORPORATION

ATTEST/WITNESS:

 /s/ Susan Levenson                    By: /s/ Tracy M.J. Colden
----------------------                    -----------------------------
                                          Tracy M. J. Colden, Vice President



                                       CRESTLINE
                                       ---------

                                       CRESTLINE CAPITAL CORPORATION

ATTEST/WITNESS:

 /s/ Susan Levenson                    By: /s/ Tracy M.J. Colden
----------------------                    ------------------------------
                                          Tracy M. J. Colden, Senior Vice
                                          President


                                       APPLE
                                       -----

ATTEST/WITNESS                         APPLE HOSPITALITY TWO INC.

 /s/ Jennifer Ruckert                  By: /s/ Glade M. Knight
-----------------------                   ------------------------------
                                          Glade M. Knight, President & CEO

                                    EXHIBITS
A  Company LLC Agreement
B  LP Agreement
C  IM Charter Documents
D  Purchase Price Allocation
E  Form of Assignment of Interests

                                   Exhibit A
                                   ---------

                             Company LLC Agreement

                                   [omitted]

                                   Exhibit B
                                   ---------

                                 LP Agreement

                                   [omitted]

                                   Exhibit C
                                   ---------

                             IM Charter Documents

                                   [omitted]

                                   Exhibit D
                                   ---------

                         Allocation of Purchase Price


------------------------------------------------------------------------------------------------------
Property                Real                  Personal            Intangible              Total
--------                ----                  --------            ----------              -----
                        Property              Property            Property
                        --------              --------            --------
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Montgomery                  $ 5,442,558           $  340,168          $    89,445         $  5,872,189
------------------------------------------------------------------------------------------------------
Bakersfield                 $ 7,742,287           $  403,433          $ 1,106,193         $  9,251,913
------------------------------------------------------------------------------------------------------
Pleasant Hill               $15,465,301           $  479,552          $ 5,370,319         $ 21,315,173
------------------------------------------------------------------------------------------------------
San Ramon                   $14,085,687           $  403,433          $ 4,127,970         $ 18,617,089
------------------------------------------------------------------------------------------------------
Meriden                     $ 6,946,870           $  381,656          $ 1,585,268         $  8,913,793
------------------------------------------------------------------------------------------------------
Hapeville                   $ 7,710,287           $  244,675          $ 3,924,512         $ 11,879,474
------------------------------------------------------------------------------------------------------
Tewksbury                   $11,458,812           $  449,613          $ 5,187,530         $ 17,095,955
------------------------------------------------------------------------------------------------------
Blue Ash                    $ 5,668,490           $  369,507          $   869,129         $  6,907,127
------------------------------------------------------------------------------------------------------
Clear Lake                  $ 6,283,657           $  418,657          $ 2,966,943         $  9,669,256
------------------------------------------------------------------------------------------------------
Las Colinas                 $ 6,863,088           $  526,639          $ 2,088,304           $9,478.031
                            -----------           ----------          -----------         ------------
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
TOTAL                       $87,667,037           $4.017,350          $27,315,614         $119,000,000
------------------------------------------------------------------------------------------------------

                                   Exhibit E
                                   ---------

                        Form of Assignment of Interests

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into on ___________ ____, 2000, between _________, a _______________
("Assignor") and __________, a __________ ("Assignee").

                                   RECITALS

          A. Reference is made to the Amended and Restated Agreement of Limited Partnership of Marriott Residence Inn USA Limited Partnership (the "Partnership"), dated ____________ __, _____, as the same may have been amended from time to time (the "Partnership Agreement"). Assignor owns a _____ percent (__%) ___________ partnership interest in the Partnership [(the sole general partnership interest in the Partnership)] (the "Interest")

          B. Assignor desires to (i) assign the Interest, and all of Assignor's right, title and interest therein, to the Assignee and (ii) withdraw as a partner in the Partnership.

          C.   Assignee desires to accept such assignment.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

          1.   Assignment.  Assignor hereby assigns, grants, transfers and
               ----------
conveys to Assignee the Interest, and all of the Assignee's right, title and interest therein, free and clear of all liens and encumbrances.

          2.   Assumption. Assignee accepts the foregoing assignment and assumes
               ----------
and agrees to perform and to pay or discharge any and all obligations of the Assignor under the Partnership Agreement relating to the period from and after the date hereof and to be bound by the terms of the Partnership Agreement and the certificate of limited partnership of the Partnership from and after such date.

          3.   Withdrawal from the Partnership.  Assignor hereby withdraws from
               -------------------------------
the Partnership.

          3.   Representations and Warranties of Assignor.  All of the
               ------------------------------------------
representations and warranties relating to the Interest and the Partnership set forth in that certain Second Amendment and Joinder, dated as of __________ __, 2001 by and between the Partnership, the Assignor, the Assignee and other parties thereto are true and correct as of the date hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite limited partnership actions on the part of the Assignor, none of which actions have been modified or rescinded, and all of which actions are in full force and effect. This Agreement constitutes a valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms.

          4.   Representations and Warranties of Assignee. The execution,
               ------------------------------------------
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite limited partnership actions on the part of the Assignee, none of which actions have been modified or rescinded, and all of which actions are in full force and effect. This Agreement constitutes a valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms.

          5.   Severability. Any provision of this Agreement which is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          6.   Governing Law; Successors and Assigns.  This Agreement shall be
               -------------------------------------
governed by and shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to conflicts of law principles. This Agreement shall be binding upon the successors and permitted assigns of Assignor and Assignee. Neither this Assignment nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto and all third party rights are expressly negated.

          7.   Counterparts. This Agreement may be executed in separate
               ------------
counterparts, the signatures on which may be by facsimile, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 ASSIGNOR:


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 ASSIGNEE:


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________